LSB INDUSTRIES, INC.
c/o UMB Bank, n. a.
P.O. Box 419064
Kansas City, MO 64141

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

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 Please fold and detach card at perforation before mailing.

LSB INDUSTRIES, INC.
PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LSB INDUSTRIES, INC.

The undersigned hereby appoints Jack E. Golsen and Tony M. Shelby, and each of them, the undersigned's proxy, with full power of substitution, to attend the annual meeting of the shareholders of LSB Industries, Inc. (the "Company") on Thursday, July 6, 2006, at 11:30 a.m., Central Daylight Time, at the Company's ofӿces located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, and at any adjournment of that meeting and to vote the undersigned's shares of the Common Stock, Convertible Noncumulative Preferred Stock, 12% Series B Cumulative Convertible Preferred Stock, and Series D 6% Cumulative Convertible Preferred Stock, all of which vote as single class, as designated on the reverse side.

Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card.

Dated: ____, 2006.

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Signature

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Signature (if held jointly)

Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

Please fold and detach card at perforation before mailing
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LSB INDUSTRIES, INC.                                      PROXY

The persons named as proxies on the reverse side will vote the shares of stock represented by this Proxy Card in accordance with the specifcations made in Items 1 and 2. If the undersigned makes no specifcation, the persons named as proxies on the reverse side will vote the shares "FOR" Items 1 and 2.
The Board of Directors unanimously recommends a vote "FOR" all nominees.

1.	Election of Directors

        Robert C. Brown, M.D.         Barry H. Golsen         David R. Goss         John A. Shelley

☐ FOR all nominees listed above             ☐WITHHOLD AUTHORITY
(except as marked to the contrary below)                 to vote for all nominees listed above
(Instruction: To withhold authority for any individual nominee, strike through the nominee’s name above.)

The Board of Directors unanimously recommends a vote "FOR" this item.

2.	The ratification of the Audit Committee appointment of independent auditors, Ernst & Young, LLP as the Company’s auditors for 2006.

     ☐ FOR     ☐AGAINST     ☐ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(CONTINUED ON REVERSE SIDE)